                                                                     EXHIBIT 4.1

   =========================================================================

                                 ZIFF-DAVIS INC.


                                       AND


                          THE BANK OF NEW YORK, Trustee


                                    Indenture

                           Dated as of May ___, 1998

                                   ----------

                                  $250,000,000

                    ___% Senior Subordinated Notes Due 2008


   =========================================================================

                               TABLE OF CONTENTS

                                 ------------

                                                                                       PAGE
                                                                                       ----

                                  ARTICLE 1
                                 DEFINITIONS
SECTION 1.01.  Certain Terms Defined.....................................................12
SECTION 1.02.  Other Definitions.........................................................29


                                   ARTICLE 2
             ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

SECTION 2.01.  Authentication and Delivery of Securities.................................30
SECTION 2.02.  Execution of Securities...................................................30
SECTION 2.03.  Certificate of Authentication.............................................31
SECTION 2.04.  Form, Denomination and Date of Securities; Payments of
           Interest......................................................................31
SECTION 2.05.  Global Security Legends...................................................32
SECTION 2.06.  Registration, Transfer and Exchange.......................................32
SECTION 2.07.  Book-Entry Provisions for Global Securities...............................34
SECTION 2.08.  Mutilated, Defaced, Destroyed, Lost and Stolen Securities.................35
SECTION 2.09.  Cancellation of Securities................................................36
SECTION 2.10.  Temporary Securities......................................................36
SECTION 2.11.  CUSIP and CINS Numbers....................................................36

                          ARTICLE 3 COVENANTS OF THE
                           COMPANY AND THE TRUSTEE.

SECTION 3.01.  Payment of Principal and Interest.........................................37
SECTION 3.02.  Offices for Payments, etc.................................................37
SECTION 3.03.  Appointment to Fill a Vacancy in Office of Trustee........................37
SECTION 3.04.  Paying Agents.............................................................37
SECTION 3.05.  Certificates to Trustee...................................................38
SECTION 3.06.  Securityholders' Lists....................................................39
SECTION 3.07.  Reports by the Trustee....................................................39
SECTION 3.08.  Limitation on Restricted Payments.........................................39
SECTION 3.09.  Limitation on Indebtedness................................................42
SECTION 3.10.  Limitation on Asset Sales.................................................45
SECTION 3.11.  Limitation on Liens.......................................................47
SECTION 3.12.  Limitation on Dividend and Other Payment Restrictions
           Affecting Restricted Subsidiaries.............................................47


                                                                                       PAGE
                                                                                       ----
SECTION 3.13. Limitation on Senior Subordinated Indebtedness.............................48
SECTION 3.14.  Limitation on Transactions with Shareholders and
           Affiliates....................................................................49
SECTION 3.15.  Limitation on the Issuance of Guarantees by Restricted
           Subsidiaries..................................................................49
SECTION 3.16.  Limitation on the Issuance of Capital Stock of Restricted
           Subsidiaries..................................................................50
SECTION 3.17.  Repurchase of Securities Upon a Change of Control.........................51
SECTION 3.18.  Limitation of Applicability of Certain Covenants if
           Securities Rated Investment Grade.............................................52
SECTION 3.19.  SEC Reports...............................................................52
SECTION 3.20.  Existence.................................................................53
SECTION 3.21.  Payment of Taxes and Other Claims.........................................53
SECTION 3.22.  Maintenance of Properties and Insurance...................................54
SECTION 3.23.  Waiver of Stay, Extension or Usury Laws...................................54

                                  ARTICLE 4
            REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 4.01.  Events of Default.........................................................55
SECTION 4.02.  Acceleration..............................................................56
SECTION 4.03.  Other Remedies............................................................57
SECTION 4.04.  Waiver of Past Defaults...................................................57
SECTION 4.05.  Control by Majority.......................................................57
SECTION 4.06.  Limitation on Suits.......................................................58
SECTION 4.07.  Rights of Holders to Receive Payment......................................58
SECTION 4.08.  Collection Suit by Trustee................................................58
SECTION 4.09.  Trustee May File Proofs of Claim..........................................58
SECTION 4.10.  Priorities................................................................59
SECTION 4.11.  Undertaking for Costs.....................................................59

                                 ARTICLE 5
                           CONCERNING THE TRUSTEE

SECTION 5.01.  Duties and Responsibilities of the Trustee; During Default;
           Prior to Default..............................................................60
SECTION 5.02.  Certain Rights of the Trustee.............................................61
SECTION 5.03.  Trustee Not Responsible for Recitals, Disposition of
           Securities or Application of Proceeds Thereof.................................62
SECTION 5.04.  Trustee and Agents May Hold Securities; Collections, etc..................63
SECTION 5.05.  Moneys Held by Trustee....................................................63

                                                                                       PAGE
                                                                                       ----

SECTION 5.06.  Notice of Default.........................................................63
SECTION 5.07.  Compensation and Indemnification of Trustee and Its
           Prior Claim...................................................................63
SECTION 5.08.  Right of Trustee to Rely on Officers' Certificate, etc....................64
SECTION 5.09.  Persons Eligible for Appointment as Trustee...............................64
SECTION 5.10.  Resignation and Removal; Appointment of Successor
           Trustee.......................................................................65
SECTION 5.11.  Acceptance of Appointment by Successor Trustee............................66
SECTION 5.12.  Merger, Conversion, Consolidation or Succession to
           Business of Trustee...........................................................67
SECTION 5.13.  Preferential Collection of Claims.........................................67

                                  ARTICLE 6
                            CONCERNING THE HOLDERS

SECTION 6.01.  Evidence of Action Taken by Holders.......................................68
SECTION 6.02.  Proof of Execution of Instruments and of Holding of
           Securities; Record Date.......................................................68
SECTION 6.03.  Securities Owned by Company Deemed Not Outstanding........................68
SECTION 6.04.  Right of Revocation of Action Taken.......................................69

                                 ARTICLE 7
                            SUPPLEMENTAL INDENTURES

SECTION 7.01.  Supplemental Indentures Without Consent of Holders........................70
SECTION 7.02.  With Consent of Holders...................................................70
SECTION 7.03.  Effect of Supplemental Indenture..........................................72
SECTION 7.04.  Documents to Be Given to Trustee; Compliance with TIA.....................72
SECTION 7.05.  Notation on Securities in Respect of Supplemental
           Indentures....................................................................73


                                ARTICLE 8
                    CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 8.01.  Consolidation, Merger or Sale of Assets...................................73
SECTION 8.02.  Successor Corporation Substituted.........................................74
SECTION 8.03.  Opinion of Counsel to Trustee.............................................75


                                                                                       PAGE
                                                                                       ----
                                 ARTICLE 9
                                SUBORDINATION
SECTION 9.01.  Agreement to Subordinate..................................................75
SECTION 9.02.  Liquidation; Dissolution; Bankruptcy......................................75
SECTION 9.03.  Default on Designated Senior Indebtedness.................................76
SECTION 9.04.  When Distributions Must Be Paid Over......................................77
SECTION 9.05.  Notice....................................................................78
SECTION 9.06.  Subrogation...............................................................78
SECTION 9.07.  Relative Rights...........................................................79
SECTION 9.08.  The Company and Holders May Not Impair Subordination......................79
SECTION 9.09.  Distribution or Notice to Representative..................................80
SECTION 9.10.  Rights of Trustee and Paying Agent........................................80
SECTION 9.11.  Authorization to Effect Subordination.....................................81
SECTION 9.12.  Payment...................................................................81

                                 ARTICLE 10
                           REDEMPTION OF SECURITIES

SECTION 10.01.  Right of Optional Redemption; Prices.....................................81
SECTION 10.02.  Notice of Redemption; Partial Redemptions................................82
SECTION 10.03.  Payment of Securities Called for Redemption..............................83
SECTION 10.04.  Exclusion of Certain Securities from Eligibility for
           Selection for Redemption......................................................84

                                ARTICLE 11
                     DEFEASANCE AND COVENANT DEFEASANCE

SECTION 11.01.  Company's Option to Effect Defeasance or Covenant
           Defeasance....................................................................84
SECTION 11.02.  Legal Defeasance and Discharge...........................................84
SECTION 11.03.  Covenant Defeasance......................................................85
SECTION 11.04.  Conditions to Legal or Covenant Defeasance...............................85
SECTION 11.05.  Deposited Money and Government Securities to be Held
           in Trust; Other Miscellaneous Provisions......................................87
SECTION 11.06.  Repayment to Company.....................................................87
SECTION 11.07.  Reinstatement............................................................88

                                                                                       PAGE
                                                                                       ----

                                  ARTICLE 12
                           MISCELLANEOUS PROVISIONS

SECTION 12.01.  Incorporators, Stockholders, Officers,  Directors,
           Employees and Controlling Persons of Company Exempt from
           Individual Liability..........................................................88
SECTION 12.02.  Provisions of Indenture for the Sole Benefit of Parties and
           Holders.......................................................................89
SECTION 12.03.  Successors and Assigns of Company Bound by Indenture.....................89
SECTION 12.04.  Notices and Demands on Company, Trustee and Holders......................89
SECTION 12.05.  Officers' Certificates and Opinions of Counsel;
           Statements to Be Contained Therein............................................90
SECTION 12.06.  Payments Due on Saturdays, Sundays and Holidays..........................91
SECTION 12.07.  Conflict of Any Provision of Indenture with Trust
           Indenture Act of 1939.........................................................91
SECTION 12.08.  New York Law to Govern...................................................91
SECTION 12.09.  Third Party Beneficiaries................................................91
SECTION 12.10.   Counterparts............................................................91
SECTION 12.11.  Effect of Headings.......................................................92

           THIS INDENTURE, dated as of May ___, 1998 between Ziff-Davis Inc. (formerly ZD Inc.), a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee"),

                              W I T N E S S E T H :

           WHEREAS, the Company has duly authorized the issuance of its ___% Senior Subordinated Notes Due 2008 (the "Securities") and, to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

           WHEREAS, the Securities and the Trustee's certificate of authentication shall be in substantially the following form:

                           [FORM OF FACE OF SECURITY]
No.                                                                     $
[CUSIP] [CINS]

                                 Ziff-Davis Inc.
                    ___% Senior Subordinated Note Due 2008

           Ziff-Davis Inc., a Delaware corporation (the "Company"), for value received hereby promises to pay to ___ or registered assigns the principal sum of ___ Dollars at the Company's office or agency for said purpose in The City of New York, on ___ , 2008, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on ___ and ___ (each an "Interest Payment Date") of each year, commencing with ___, 1998, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or, if no interest on the Securities has been paid or duly provided for, from May __, 1998. Notwithstanding the foregoing, if the date hereof is after ___ or___ (each a "Regular Record Date"), as the case may be, and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date then this Security shall bear interest from the next preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the

Regular Record Date preceding such Interest Payment Date whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Regular Record Date and shall have appropriate facilities for such purpose, or in accordance with the standard operating procedures of the Depositary (as defined in the Indenture).

           Interest, other than default interest, on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

           Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                          ZIFF-DAVIS INC.


                                          By:
                                             ----------------------------------
                                                Name:
                                                Title:

                          [FORM OF REVERSE OF SECURITY]

                                 Ziff-Davis Inc.

                    ___% Senior Subordinated Note Due 2008

           This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $250,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of May ___, 1998 (the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities.

           This Security will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at an ___% rate per annum based on a 360-day year consisting of twelve 30-day months.

           In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

           The Indenture permits the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that no such modification or amendment may, without the consent of each holder affected thereby, (i) change the Stated Maturity (as defined in the Indenture) of the principal of, or any installment of interest on, any Security, (ii) reduce the principal amount of, or premium, if any, or interest on, any Security, (iii) reduce any amount payable on redemption of the Securities or upon the occurrence on an Event of Default or reduce the Change of Control Payment (as defined in the Indenture) or the Excess Proceeds Payment (as defined in the Indenture),
(iv) change the place or currency of payment of principal of, premium, if any, or interest on, any Security, (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Security, (vi) reduce the above-stated percentage of outstanding Securities the consent of whose holders is necessary to modify or amend the Indenture, (vii) waive a default in the payment of principal of, premium, if any, or interest on the Securities, (viii) reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (ix) modify or change any provision of the Indenture affecting the ranking of the Securities or the Subsidiary Guarantee (as defined in the Indenture) in a manner adverse to the holders of the Securities or (x) release any Guarantor (as defined in the Indenture) from any of its obligations under its Subsidiary Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.

           Notwithstanding the foregoing, without the consent of any holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations to holders of Securities in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Securities or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission (as defined in the Indenture) in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939 (as defined in the Indenture).

           No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

           The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

           At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

           Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other similar governmental charge that may be imposed in connection therewith.

           The Securities may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after ___, 2003, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of principal amount) together in each case with accrued and unpaid interest to the date fixed for redemption (subject to the right of holders of record on the relevant Regular Record Date to receive interest on an Interest Payment Date that is on or prior to the redemption date):


           If redeemed during the twelve-month period beginning ___,
           Year                                                                              Percentage
           2003...........................................................................          ___%
           2004...........................................................................          ___%
           2005...........................................................................          ___%
           2006 and thereafter............................................................     100.0000%

In addition, at any time and from time to time prior to ___, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the proceeds of one or more Public Equity Offerings (as defined in the Indenture) commenced after the Issue Date (as defined in the Indenture), at a redemption price (expressed as a percentage of principal amount) of __% plus accrued interest to the redemption date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date); provided that at least $150 million aggregate principal amount of the Securities must remain outstanding after each such redemption; and provided further that any such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

           Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

           Upon a Change of Control (as defined in the Indenture), any holder of Securities will have the right to cause the Company to purchase the Securities of such holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change of Control Payment Date (as defined in the Indenture), as provided in, and subject to the terms of the Indenture.

           All amounts owed under and in respect of this Security are subordinated in right of payment, to the extent and in the manner provided in Article Nine of the Indenture, to the prior payment in full in cash of all amounts owed under and in respect of all Senior Indebtedness (as defined in the Indenture) of the Company, and the subordination of the Securities is for the benefit of all holders of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or incurred thereafter. The Company agrees, and each holder by accepting a Security agrees, to the subordination.

           The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

           No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based thereon, or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Securities or because of the creation of any Indebtedness (as defined in the Indenture) represented thereby, against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

           The Indenture is hereby incorporated by the reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

           This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

           Dated:
                 -----------------------------


           This is one of the Securities described in the within-mentioned Indenture.

                                               THE BANK OF NEW YORK,
                                                         as Trustee


                                               By:
                                                  ----------------------------
                                                    Authorized Signatory

                           [FORM OF TRANSFER NOTICE]


           FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Security on the books of the Company with full power of substitution in the premises.




Date:                                          --------------------------------
      ___________                              NOTICE: The signature to this
                                               assignment must correspond with
                                               the name as written upon the face
                                               of the within-mentioned
                                               instrument in every particular,
                                               without alteration or any change
                                               whatsoever.

                                               Signature Guarantee:
                                                                   ------------

                      OPTION OF HOLDER TO ELECT PURCHASE

           If you wish to have this Security purchased by the Company pursuant to Section 3.10 or Section 3.17 of the Indenture, check the Box: [_]

           If you wish to have a portion of this Security purchased by the Company pursuant to Section 3.10 or Section 3.17 of the Indenture, state the amount (in principal amount at maturity): $_______________.

Date:
     _______________

Your Signature: ______________________________________________
                     (Sign exactly as your name appears on
                     the other side of this Security)

Signature Guarantee: _________________________

           AND WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

           NOW, THEREFORE:

           In consideration of the premises and the purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                   ARTICLE 1
                                  DEFINITIONS

           SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (whether or not such is indicated herein). The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

           "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person merged or consolidated with or into or became a Restricted Subsidiary or assumed in connection with a Business Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such Business Acquisition, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Business Acquisition shall not be Acquired Indebtedness.

           "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions that are actually paid in cash to the Company or any of its Restricted Subsidiaries by such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 3.08 (and in such case, except to the extent includable pursuant to clause (i) above), the net income of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not permitted at such time of determination by its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any net gains or losses (on an after-tax basis) attributable to asset sales and (v) any net after-tax extraordinary gains or extraordinary losses.

           "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 3.08 or (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Board of Directors), in the case of this clause (c), to the extent that the consideration received consists of property or assets that are to be used in the business of the Company and its Restricted Subsidiaries.

           "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

           "Bank Agent" shall mean The Bank of New York, or its successor as administrative agent for the lenders under the Credit Agreement.

           "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Business Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of the assets of such Person or of any division or line of business of such Person.

           "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

           "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

           "Business Disposition" means any sale, transfer or other disposition (including by way of merger or consolidation) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiary of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets of any Restricted Subsidiary or of any division or line of business of the Company or any of its Restricted Subsidiaries.

           "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and Preferred Stock.

           "Capitalized Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

           "Certificated Securities" means securities issued in the form of permanent certificated securities in registered form in substantially the form hereinabove recited.

           "Change of Control" means such time as (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange
Act) other than the Existing Stockholders becomes the ultimate "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange
Act), directly or indirectly, of more than 50% of the aggregate voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

           "Commission" means the Securities and Exchange Commission.

           "Common Stock" means, with respect to any Person, any and all shares of such Person's Capital Stock (excluding Preferred Stock of such Person), including, without limitation, all series and classes of such common stock.

           "Consolidated EBITDA" means, for any period, the sum of Adjusted Consolidated Net Income, plus (without duplication) the following to the extent deducted in calculating Adjusted Consolidated Net Income: (i) Consolidated Interest Expense; (ii) income taxes (other than income taxes (either positive or negative) attributable to asset sales and extraordinary gains or extraordinary losses); (iii) depreciation expense; (iv) amortization expense; (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items which will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP and (vi) the interest component of all payments associated with Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent Adjusted Consolidated Net Income is not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Company or any Restricted Subsidiary divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

           "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness of the Company and its Restricted Subsidiaries (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of Indebtedness that is Guaranteed by the Company or any of its Restricted Subsidiaries or is secured by a Lien on the assets of the Company or any of its Restricted Subsidiaries), plus (without duplication) the product of (i) the aggregate amount for such period of dividends on any Redeemable Stock of the Company and its Restricted Subsidiaries and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state, local and foreign statutory tax rate, expressed as a decimal; excluding, however, (i) any amount of such interest or dividends of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities and the consummation of the Credit Agreement, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

           "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding at such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the four most recent fiscal quarters immediately prior to such Transaction Date for which financial statements of the Company have been filed with the Commission pursuant to Section 3.19 (the

"Reference Period"). In making the foregoing calculation, (A) pro forma effect shall be given to (x) any Indebtedness (other than Indebtedness referred to in clause (E) hereof) Incurred from the beginning of the Reference Period through the Transaction Date, to the extent such Indebtedness is outstanding on the Transaction Date and (y) the repayment of any Indebtedness (other than Indebtedness referred to in clause (E) hereof) that was outstanding during or after such Reference Period but that is not outstanding or is to be repaid on the Transaction Date; (B) pro forma effect shall be given to Business Dispositions and Business Acquisitions (including giving pro forma effect to the application of proceeds of any Business Disposition) that occur during such Reference Period or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and prior to the Transaction Date and that would have constituted Business Dispositions or Business Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such Business Dispositions or Business Acquisitions were Business Dispositions or Business Acquisitions that occurred on the first day of such Reference Period, (D) until such time as the Reference Period includes four fiscal quarters subsequent to the Issue Date, pro forma effect shall be given to the Reorganization and (E) the aggregate amount of Indebtedness outstanding at such Transaction Date will be deemed to include the average amount of funds outstanding during such Reference Period under any revolving credit or similar facilities of the Company or its Restricted Subsidiaries; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to a Business Acquisition or Business Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

           "Consolidated Net Worth" of any Person means, at any date of determination, stockholder's equity of such Person, less (i) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, (ii) the cost of treasury stock and (iii) the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

           "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

           "Credit Agreement" means the credit agreement to be entered into between the Company and Morgan Stanley Senior Funding, The Bank of New York, The Chase Manhattan Bank and DLJ Capital Funding, as agents for a group of financial institutions, as lenders, on or prior to the Issue Date, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such Credit Agreement (including, without limitation, any Guarantee or security documents), in each case as such Credit Agreement or such agreements, instruments or documents may be amended, supplemented, refinanced, refunded, replaced or otherwise modified from time to time and whether by the same or any other agent, lender or group of lenders.

           "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement entered into by the Company or any Restricted Subsidiary for the purpose of protecting such Person against fluctuations in currency rates.

           "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

           "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

           "Designated Senior Indebtedness" means the Indebtedness under the Credit Agreement and any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $75 million and that is specifically designated by the Issuer, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

           "Event of Default" means any event or condition specified as such in
Section 4.01 which shall have continued for the period of time, if any, therein designated.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Existing Affiliate Agreements" means the agreements between the Company or any Subsidiary of the Company, on the one hand, and SOFTBANK Corp. or any of its Affiliates (other than the Company and its Subsidiaries), on the other hand, that are filed as exhibits to the Company's Registration Statement on Form S-1 (File No. 333-46493), and, in each case, any renewal, extension or amendment thereof that is on terms no less favorable to the Holders than the terms in effect on the Issue Date.

           "Existing Softbank Note" means the 9.9% promissory note due on February 28, 2009 payable to SOFTBANK Corp. by ZD COMDEX and Forums Inc. as in effect on the Issue Date.

           "Existing Stockholders" means SOFTBANK Corp. and its Affiliates.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

           "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Guarantor" means any Restricted Subsidiary which issues a Subsidiary Guarantee pursuant to Section 3.15; provided that any Guarantor that becomes an Unrestricted Subsidiary in compliance with Sections 3.08 and 3.09 shall not be a "Guarantor" after becoming an Unrestricted Subsidiary.

           "Holders", "holder of Securities", "Securityholder" or other similar terms means a person in whose name a Security is registered.

           "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (i) the Indebtedness of a Person existing at the time such Person became a Subsidiary or a Restricted Subsidiary, as the case may be, shall be deemed to have been Incurred at such time by such Subsidiary or Restricted Subsidiary, as the case may be, and (ii) that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

           "Indebtedness" means, with respect to any Person at any date of determination (without duplication), whether or not Incurred at the date of the Indenture (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (but excluding Trade Payables or accrued liabilities arising in the ordinary course of business); (v) all Capitalized Lease Obligations of such Person; (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Board of Directors), and (B) the amount of such Indebtedness; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (viii) all Redeemable Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price; and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that Indebtedness shall not include any liability for Federal, state, local or other taxes and (C) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest.

           "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

           "Interest Payment Date" means each semiannual interest payment date on ____ and ____ of each year, commencing ____, 1998.

           "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement incurred by the Company or any Restricted Subsidiary for the purpose of fixing or hedging such Person's exposure to fluctuations in interest rates.

           "Investment" means any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the lender) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by such Person, including, without limitation, pursuant to an Asset Sale, and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section
3.16 provided, that "Investment" shall not include (i) Interest Rate Agreements and Currency Agreements, (ii) loans and advances to employees made in the ordinary course of business, (iii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar documents and (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary" and Section 3.08, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

           "Investment Grade Rated" means having a rating of BBB, A, AA or AAA, as modified by any plus or minus indication, or an equivalent successor rating, by S&P or any of its successors or assigns and a rating of Baa, A, Aa or Aaa, as modified by any numerical indication, or an equivalent successor rating, by Moody's or any of its successors or assigns.

           "Issue Date" means the date and time at which the Securities are originally issued under the Indenture.

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, any option or other agreement to sell, or any filing of or any agreement to give any security interest).

           "Moody's" means Moody's Investors Service, Inc. and its successors.

           "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received or to be received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole; (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

           "Net Proceeds" means, with respect to any issuance or sale of Capital Stock, the aggregate net proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company), and the fair market value of non-cash proceeds constituting Capital Stock of a corporation engaged in the business of the Company and its Restricted Subsidiaries or similar or related, ancillary or complementary businesses (the fair market value of which shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), in each case net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Officer" means, with respect to the Company, (i) the Chairman of the Board of Directors, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

           "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 12.05.

           "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 12.05, and such others as may reasonably be requested by the Trustee, if and to the extent required hereby.

           "outstanding", when used with reference to Securities, subject to the provisions of Article Twelve, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

            (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

              (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.08 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof.

           "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

           "principal" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

           "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

           "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 3.10 and 3.17 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Section 3.10 or 3.17. Notwithstanding the foregoing, Capital Stock shall not be deemed to be Redeemable

Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Redeemable Stock.

           "Regular Record Date" for the Interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the ____ or ____ (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date.

           "Reorganization" means that series of transactions which shall be consummated on the Issue Date pursuant to which (i) all of the stock of ZD Inc. (formerly Ziff-Davis Inc.) and ZD COMDEX and Forums Inc. will be contributed to the Company in exchange for 74,200,000 shares of the Company's Common Stock,
(ii) certain obligations owed to SOFTBANK Corp. will be converted to equity,
(iii) the Company shall issue and sell in an initial public offering 25,800,000 shares of its Common Stock and the Securities, (iv) the Company shall enter into the Credit Agreement and borrow $1.25 billion thereunder and (v) the Company shall apply the proceeds of the sale of its Common Stock and the Securities referred to in clause (iii) and the borrowings under the Credit Agreement referred to in clause (iv) to purchase from MAC Inc. certain operations and assets relating to certain publications and trade shows and to repay certain indebtedness owed to SOFTBANK Corp. and its Affiliates, which transactions shall be deemed to take place simultaneously on the Issue Date, all as further described in the Company's Registration Statement on Form S-1 (File No. 333-46493).

           "Restricted Investment" means any Investment by the Company or any Restricted Subsidiary in any Person other than (i) an Investment in the Company or a Restricted Subsidiary or in any Person that, as a result of such Investment, becomes a Restricted Subsidiary or will be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment, (ii) Temporary Cash Investments and (iii) any non-cash consideration received in connection with an Asset Sale that was made in compliance with Section 3.10.

           "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

           "Responsible Officer" when used with respect to the Trustee means any vice president (whether or not designated by numbers or words added before or after the title "vice president"), any trust officer, any assistant trust officer, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

           "Security" or "Securities" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

           "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the Issue Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) of the Company under the Credit Agreement and (ii) all other Indebtedness of the Company (other than the Securities), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Securities; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted by Section 3.09 (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause (c) if the Bank Agent shall have received a representation from an Officer of the Company to the effect that the issuance of such Indebtedness does not violate such covenant), (d) any Indebtedness to any employee of the Company or any of its Subsidiaries, (e) any liability for taxes owed or owing by the Company, (f) any Trade Payables or (g) any Capital Stock. Senior Indebtedness will also include interest accruing on or after, or which would accrue but for, events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the Indebtednessor in a bankruptcy case under bankruptcy law.

           "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

           "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article One, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, as such Regulation is in effect on the date hereof.

           "S&P" means Standard & Poor's Rating's Service and its successors.

           "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

           "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinated or junior in right of payment to the Securities.

           "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

           "Temporary Cash Investment" means any of the following: (i) U.S. Government Obligations, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through
(v).

           "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

           "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

           "Trust Indenture Act of 1939" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and "TIA", when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

           "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

           "U.S. Government Obligations" means securities issued or directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

           "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 3.08, and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 3.08 and 3.09. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation
(x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 3.09 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

           "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

           "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

           "ZDTV Acquisition" means the acquisition of an interest in ZDTV LLC and/or ZD Television Productions, Inc. held by MAC Holdings America, Inc. (whether such acquisition is consummated by the Company directly or indirectly, by acquisition of assets, stock or joint venture interests, or otherwise) pursuant to the License and Services Agreement among ZD Inc. (formerly Ziff-Davis Inc.), ZDTV LLC, ZD Television Productions, Inc., MAC Holdings America, Inc. and MAC Inc. dated as of July 28, 1997, and any renewal, amendment or extension thereof.

            SECTION 1.02.  Other Definitions.

                                                                                             Defined in
            Term                                                                              Section
            ----                                                                              -------
            "Acceleration Notice"..........................................................     4.02
            "Agent Members"................................................................     2.07
            "Change of Control Offer"......................................................     3.17
            "Change of Control Offer Expiration Date"......................................     3.17
            "Change of Control Payment"....................................................     3.17
            "Change of Control Payment Date"...............................................     3.17
            "Covenant Defeasance"..........................................................    11.03
            "Excess Proceeds"..............................................................     3.10
            "Excess Proceeds Offer"........................................................     3.10
            "Excess Proceeds Offer Expiration Date"........................................     3.10
            "Excess Proceeds Payment"......................................................     3.10
            "Excess Proceeds Payment Date".................................................     3.10
            "Global Security"..............................................................     2.04
            "Guaranteed Indebtedness"......................................................     3.15
            "Legal Defeasance".............................................................    11.02
            "Payment Blockage Period"......................................................     9.03


                                                                                      Defined in
    Term                                                                               Section
    ----                                                                               -------
    "Permitted Indebtedness".......................................................      3.09
    "Permitted Refinancing Indebtedness"...........................................      3.09
    "Registrar"....................................................................      2.06
    "Related Party Transaction"....................................................      3.14
    "Restricted Payments"..........................................................      3.08
    "Secured Indebtedness".........................................................      3.11
    "Security Register"............................................................      2.06
    "Subsidiary Guarantee".........................................................      3.15

                                   ARTICLE 2
             ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

           SECTION 2.01. Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 2.08) may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon the written order of the Company, signed by its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") without any further action by the Company.

           SECTION 2.02. Execution of Securities. The Securities shall be signed on behalf of the Company by its Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"). Such signature may be the manual or facsimile signatures of the present or any future such officers.

           In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such officer.

           SECTION 2.03. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

           SECTION 2.04. Form, Denomination and Date of Securities; Payments of Interest. The Securities and the Trustee's certificates of authentication shall be substantially in the form recited above. The Securities shall be issuable in denominations provided for in the form of Security recited above. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

           Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 2.05, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

           Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

           The Securities shall be issued initially in the form of one or more global Securities (a "Global Security") deposited with the Trustee as custodian for the Depositary.

           The person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the holders of Securities not less than 15 days preceding such subsequent record date.

           SECTION 2.05. Global Security Legends. Each Global Security shall bear the following legends on the face thereof:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH
                  SUCCESSOR'S NOMINEE.

           SECTION 2.06. Registration, Transfer and Exchange. The Securities are issuable only in registered form. The Company will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 (the "Registrar") a register or registers (the "Security Register(s)") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee.

           Upon due presentation for registration of transfer of any Security at each such office or agency, the Company shall execute and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new

Security or Securities in authorized denominations for a like aggregate principal amount.

           A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request.

           The Company may require payment of a sum sufficient to cover any tax or other similar governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to
Section 2.10, 7.05 or 10.03). No service charge to any Holder shall be made for any such transaction.

           The Company shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

           All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

           SECTION 2.07. Book-Entry Provisions for Global Securities. (a) Each Global Security shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 2.05.

           Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or the Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Securities.

            (c) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security an equal aggregate principal amount of Certificated Securities of authorized denominations.

            (d) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

           SECTION 2.08. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and make available for delivery, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

           Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

           Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

           SECTION 2.09. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

           SECTION 2.10. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and, upon receipt of an order from the Company, the Trustee shall authenticate and make available for delivery temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 3.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

           SECTION 2.11. CUSIP and CINS Numbers. The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers and CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number or CINS number, as the case may be.

                          ARTICLE 3 COVENANTS OF THE
                           COMPANY AND THE TRUSTEE.

           SECTION 3.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Company, or by wire transfer to such holders in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holders and shall have appropriate facilities for such purpose, or in accordance with the standard operating procedures of the Depositary.

           SECTION 3.02. Offices for Payments, etc. So long as any of the Securities remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

           SECTION 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section, a Trustee, so that there shall at all times be a Trustee hereunder.

           SECTION 3.04. Paying Agents. Whenever the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

            (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

            (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

            (c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

           The Company will, prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

           If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

           Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

           Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 11.05 and 11.06.

           SECTION 3.05. Certificates to Trustee. (a) The Company will deliver to the Trustee within 90 days after the end of each fiscal year of the Company a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that, to the best of such officer's knowledge, based upon such review, the Company has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation (determined without regard to any period of grace or requirement of notice provided in the Indenture), specifying each such default and the nature and status thereof.

            (b) The Company will deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default or a Default, an Officers' Certificate setting forth the details of such Event of Default or Default, and the action which the Company proposes to take with respect thereto.

            (c) The Company will deliver to the Trustee within 90 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

           SECTION 3.06. Securityholders' Lists. If and so long as the Trustee shall not be the Registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each Regular Record Date as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

           SECTION 3.07. Reports by the Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act of 1939, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such
Section 313(a).

           (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

           SECTION 3.08. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (such payments and other actions described in clauses (i) through (iv) being collectively "Restricted Payments"):

             (i) declare or pay any dividend or make any distribution on its Capital Stock (other than (x) dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than

           Redeemable Stock) or in options, warrants or other rights to acquire shares of Capital Stock (other than Redeemable Stock) or (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;

            (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;

           (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value of any Subordinated Obligations or any intercompany debt owed to SOFTBANK Corp. or its Affiliates (other than the Company and its Restricted Subsidiaries); provided, that this clause (iii) shall not apply to the Existing Softbank Note; or

            (iv) make any Investment that is a Restricted Investment;

if, at the time of, and after giving effect to, the proposed Restricted Payment:
(A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 3.09 or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date would exceed the sum of (1) the remainder of (x) the aggregate amount of Consolidated EBITDA (or, if the Consolidated EBITDA is negative, minus 100% of such negative amount) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 3.19 minus (y) the product of 1.4 multiplied by the aggregate amount of Consolidated Interest Expense accrued on a cumulative basis for the period referred to in clause (x) plus (2) the Net Proceeds received by the Company from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary, including an issuance or sale permitted by the Indenture of Indebtedness of the Company subsequent to the Issue Date upon the conversion or exchange of such Indebtedness into Capital Stock (other than Redeemable Stock) of the Company, or from the issuance to any Person who is not a Subsidiary of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights to acquire Redeemable Stock) plus (3) an amount equal to the net reduction in Restricted Investments in any Person resulting from payments of dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

           The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Obligations including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Permitted Refinancing Indebtedness; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company; (iv) the making of any principal payment or the repurchase, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock); (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the Issue Date does not exceed an aggregate amount of $10 million in any twelve month period; (vi) Investments acquired in exchange for Capital Stock (other than Redeemable Stock) of the Company; (vii) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company, (viii) Investments by the Company or any of its Restricted Subsidiaries in a joint venture or joint ventures with any Person or Persons in an aggregate amount not to exceed $75 million, provided that such joint venture or joint ventures is or are engaged in a business that is similar or related, ancillary or complementary to the nature or type of the business of the Company and its Restricted Subsidiaries and joint venture companies existing on the date of such Investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and provided, further, that the Company may make up to $150 million of additional Investments under this clause (viii) in lieu of Investments permitted to be made, but not made, pursuant to clause (ix) hereof,
(ix) Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount not to exceed $150 million in connection with the ZDTV Acquisition; provided, that the amount of such Investments permitted under this clause (ix) shall be reduced by the amount of Investments in excess of $75 million made pursuant to clause (viii) hereof; or (x) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (x) since the Issue Date, does not exceed $25 million; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. The amount of any Restricted Payments permitted pursuant to clauses (viii), (ix) or (x) above shall be determined after giving effect to the net reduction in the amount of any Investment made pursuant to such clause (viii), (ix) or (x), respectively, to the extent contemplated by clause (3) of the first paragraph above of this Section 3.08.

           Each Restricted Payment permitted pursuant to the preceding paragraph (excluding Restricted Payments referred to in clauses (ii), (vi), (viii) and
(ix)) and the Net Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi) shall (without duplication) be included in calculating whether the conditions of clause (C) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments.

           SECTION 3.09. Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Company may Incur Indebtedness or Acquired Indebtedness and any Restricted Subsidiary may Incur Acquired Indebtedness, if, on the date of such Incurrence, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than or equal to 7.0 to 1, for Indebtedness Incurred on or prior to March 31, 1999, or 6.0 to 1, for Indebtedness Incurred thereafter.

           Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (each, "Permitted Indebtedness"):

             (i) Indebtedness of the Company Incurred under the Credit Agreement, or Guarantees thereof pursuant to the Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed $1.65 billion less any amount of Indebtedness permanently repaid as provided under Section 3.10;

            (ii) Indebtedness of the Company or any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary as long as such Indebtedness continues to be owed to the Company or any Wholly Owned Restricted Subsidiary;

           (iii) Indebtedness of the Company pursuant to the Securities and Indebtedness of any Guarantor pursuant to a Subsidiary Guarantee of the Securities;

            (iv) Indebtedness consisting of Guarantees by a Person that becomes a Restricted Subsidiary of Indebtedness Incurred by the Company to finance the acquisition of such Person, provided, that the Incurrence of the Indebtedness being Guaranteed is permitted under the Indenture;

             (v) Indebtedness consisting of Guarantees by Restricted Subsidiaries which Guarantees are permitted to be Incurred under
           Section 3.15;

            (vi) Indebtedness of the Company or any Restricted Subsidiary ("Permitted Refinancing Indebtedness") issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness of the Company pursuant to the Credit Agreement), in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities shall only be permitted under this clause (vi) if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the

           Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced pursuant to this clause (vi) by means of any Indebtedness of any Restricted Subsidiary;

           (vii) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of bid, performance, surety or appeal bonds provided in the ordinary course of business consistent with past practice, (B) under Currency Agreements and Interest Rate Agreements (provided that such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder) or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

            (viii) Indebtedness of the Company or any Restricted Subsidiary under letters of credit and bankers' acceptances issued in the ordinary course of business;

            (ix) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Securities pursuant to Article Eleven;

             (x) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii) or (iii) of this Section 3.09);

            (xi) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $100 million ; and

           (xii) Indebtedness of Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $200 million, provided, that, after giving pro forma effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, the Company could Incur at least $1.00 of Indebtedness under the first paragraph of this Section 3.09.

           For purposes of determining compliance with this section, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, (B) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above and (C) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

           SECTION 3.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:
(i) such Asset Sale is effected at not less than fair market value (as determined in good faith by the Board of Directors); and (ii) either (x) at least 75% of the consideration is received in cash, Temporary Cash Investments or the assumption of Indebtedness (other than Subordinated Obligations) or (y) the consideration therefor received by the Company or any Restricted Subsidiary is in the form of equity or debt securities of the transferee of such assets; provided, that Asset Sales pursuant to this clause (y) shall not exceed an aggregate of $25 million in any twelve month period. In the event and to the extent that the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed $20 million, the Company, shall, or shall cause one or more of its Restricted Subsidiaries to, (1) within twelve months after the date such Net Cash Proceeds exceed $20 million, (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, as the case may be, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in the business of the Company and its Restricted Subsidiaries as of the date of application of such amounts (or in Capital Stock of a Restricted Subsidiary or a Person engaged either in the same business as the Company or any of its Restricted Subsidiaries or a business related, ancillary or complementary thereto that, as a result of such Investment, becomes a Restricted Subsidiary) and (2) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1) above) as provided in the following three paragraphs. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

           If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $20 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Securities, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

           The Company will commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating: (i) that the Excess Proceeds Offer is being made pursuant to Section 3.10 of the Indenture and that all Securities validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the expiration date for such Excess Proceeds Offer (which shall be the date not less than 20 Business Days from the date such notice is mailed) (the "Excess Proceeds Offer Expiration Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;
(iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date (as defined below); (v) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the paying agent at the address specified in the notice prior to the close of business on the Excess Proceeds Offer Expiration Date; (vi) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the Excess Proceeds Offer Expiration Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

           On a date no more than four Business Days after the Excess Proceeds Offer Expiration Date (the "Excess Proceeds Payment Date"), the Company will (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the paying agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The paying agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Offer Expiration Date. For purposes of this Section 3.10, the Trustee shall act as the paying agent.

           The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this Section 3.10 and the Company is required to repurchase Securities as described in this Section 3.10.

           SECTION 3.11. Limitation on Liens. The Company shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness (or Indebtedness that would constitute Senior Indebtedness except that it is without recourse to the Company) unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Securities, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

           SECTION 3.12. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

           The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date in the Credit Agreement, the Indenture or any other agreements in effect on the Issue Date, and any extensions, amendments, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, amendments, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, amended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions (A) are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and (B) were not put in place in anticipation of such acquisition, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (iv) in the case of clause (iv) of the preceding paragraph, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness and, that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Securities. Nothing contained in the preceding paragraph shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or permitting to exist any Lien otherwise not prohibited by the Indenture or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

           SECTION 3.13. Limitation on Senior Subordinated Indebtedness. The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Securities; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

           SECTION 3.14. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (each, a "Related Party Transaction"), except upon fair and reasonable economic terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

           In addition and without limiting the foregoing, (i) any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5 million must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a Board Resolution, and (ii) with respect to any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $10 million, the Company must first obtain a favorable written opinion from a nationally recognized investment banking firm or nationally recognized independent accounting or consulting firm as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

           The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries, (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company,
(iii) any Restricted Payments not prohibited by Section 3.08 or (iv) transactions pursuant to Existing Affiliate Agreements.

           SECTION 3.15. Limitation on the Issuance of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or any Restricted Subsidiary (except Indebtedness of a Restricted Subsidiary of such Restricted Subsidiary) ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (I) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (II) Guarantees permitted under clause (iv) of the second paragraph of Section 3.09, (III) any Guarantee by any Restricted Subsidiary of Indebtedness Incurred under the Credit Agreement and permitted by the Indenture,
(IV) any Guarantee by any Restricted Subsidiary of Indebtedness Incurred by the Company under any senior commercial term loan and/or revolving credit facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements and permitted by the Indenture or (V) any Guarantee by any Restricted Subsidiary of Indebtedness Incurred by another Restricted Subsidiary and permitted by the Indenture. If the Guaranteed Indebtedness is (A) pari passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

           Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company, of all of the Capital Stock of such Restricted Subsidiary directly or indirectly owned by the Company, or all or substantially all the assets of such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

           SECTION 3.16. Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; provided that any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 3.08, if made on the date of such issuance or sale, (iv) to the extent such shares represent directors' qualifying shares or (v) issuances or sales of Common Stock of a Restricted Subsidiary that remains a

Restricted Subsidiary after such transaction, the Net Cash Proceeds from which are applied in compliance with clause (A) or (B) of Section 3.10.

           SECTION 3.17. Repurchase of Securities Upon a Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 3.17.

           Within 30 days of the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating: (i) that a Change of Control has occurred (and a brief description of the events resulting in such Change of Control), that the Change of Control Offer is being made pursuant to Section
3.17 of the Indenture and that all Securities validly tendered will be accepted for payment; (ii) the purchase price and the expiration date for such Change of Control Offer (which shall be the date not less than 20 Business Days from the date such notice is mailed) (the "Change of Control Offer Expiration Date");
(iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date (as defined below); that Holders electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the paying agent at the address specified in the notice prior to the close of business on the Change of Control Offer Expiration Date; (vi) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the Change of Control Offer Expiration Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

           On a date no more than four Business Days after the Change of Control Offer Expiration Date (the "Change of Control Payment Date"), the Company will:
(i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the paying agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The paying agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Offer Expiration Date. For purposes of this Section, the Trustee shall act as paying agent.

           The Company will not be required to make a Change of Control Offer if a third party makes an offer to purchase Securities in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to the Change of Control Offer to be made by the Company and purchases all Securities validly tendered and not withdrawn under such offer to purchase.

           The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Securities under this Section.

           SECTION 3.18. Limitation of Applicability of Certain Covenants if Securities Rated Investment Grade. The Company's and its Restricted Subsidiaries' obligations to comply with Sections 3.08, 3.09, 3.10, 3.12, 3.13,
3.14 and 3.16 will terminate if and when the Securities are Investment Grade Rated.

           SECTION 3.19. SEC Reports. (i) So long as any of the Securities remain outstanding, whether or not the Company is then required to file with the Commission information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which would be required pursuant to such sections if the Company were subject thereto. All obligors on the Securities will comply with Section 314(a) of the Trust Indenture Act of 1939.

           (ii) The Company shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to Section 3.19(a)(i) hereof to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. The Company shall also make such information available to securities analysts and prospective investors upon request.

          (iii) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

           SECTION 3.20. Existence. Subject to Articles Three and Eight of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary, provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

           SECTION 3.21. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay of discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

           SECTION 3.22. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section
3.22 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

           The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

           SECTION 3.23. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company will expressly waive all benefit or advantage of any such law and (ii) hinder, delay or impede the execution of any power granted to the Trustee under this Indenture and will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE 4
            REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

           SECTION 4.01. Events of Default. Each of the following constitutes an "Event of Default":

            (a) default in the payment of principal of, or premium, if any, on any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; whether or not such payment is prohibited by the provisions of Article Nine.

            (b) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days; whether or not such payment is prohibited by the provisions of Article Nine;

            (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to purchase Securities tendered in a Change of Control Offer or Excess Proceeds Offer in accordance with Section 3.10 or Section 3.17;

            (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Securities (other than (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

            (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount of $25 million individually or $50 million in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 60 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 60 days of such payment default;

            (f) any final judgment or order for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Company and/or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged or bonded against all such Persons to exceed $25 million (in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (h) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

           SECTION 4.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 4.01 that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided, however, that if there are any amounts outstanding under the Credit Agreement, such declaration shall not become effective until the earlier of (i) an acceleration of the Indebtedness under the Credit Agreement and (ii) 5 Business Days after receipt by the Company and the Bank Agent of such Acceleration Notice. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) of Section 4.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of Section 4.01 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 4.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

           SECTION 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

           SECTION 4.04. Waiver of Past Defaults. The Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

           SECTION 4.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities.

           SECTION 4.06. Limitation on Suits. A Holder may not pursue any remedy with respect to the Indenture or the Securities unless:

           (i) the Holder gives the Trustee written notice of a continuing Event of Default;

           (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

           (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

           (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

           (v) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

           SECTION 4.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

           SECTION 4.08. Collection Suit by Trustee. If an Event of Default specified in Section 4.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under
Section 5.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

           SECTION 4.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

           SECTION 4.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

           First: to the Trustee, its agents and attorneys for amounts due under
Section 5.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

           Third: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 4.10 upon five Business Days prior notice to the Company.

           SECTION 4.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.06 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

                                   ARTICLE 5
                            CONCERNING THE TRUSTEE

           SECTION 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of a Default and after the curing or waiving of any Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

            (a) prior to the occurrence of an Event of Default of which the Trustee has actual notice and after the curing or waiving of all such Events of Default which may have occurred:

            (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the facts stated therein);

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

           None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

           This Section 5.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

           SECTION 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.01:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

            (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

            (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

            (f) prior to the occurrence of a Default hereunder, of which the Trustee has actual notice, and after the curing or waiving of all Defaults, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid promptly by the Company upon demand;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

           (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

           SECTION 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

           SECTION 5.04. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent. However, subject to Section 5.13 hereof, the Trustee will comply with Sections 310(b) and 311 of the Trust Indenture Act of 1939.

           SECTION 5.05. Moneys Held by Trustee. Subject to the provisions of
Section 11.06 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

           SECTION 5.06. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in Trust Indenture Act of 1939 Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

           SECTION 5.07. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

           When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(g) or Section 4.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

           SECTION 5.08. Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

           SECTION 5.09. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           SECTION 5.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

            (b) In case at any time any of the following shall occur:

                (i) the Trustee shall fail to comply with the provisions of
           Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

                (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

            (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in
Section 6.01 of the action in that regard taken by the Securityholders.

           If no successor trustee shall have been so appointed and have accepted appointment 30 days after the mailing of such notice of removal, the trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

            (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.11.

           SECTION 5.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.06, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.07.

           Upon acceptance of appointment by a successor trustee as provided in this Section 5.11, the Company shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.10. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

           SECTION 5.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee's assets may be sold, or any corporation resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee's property may be bound, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

           SECTION 5.13. Preferential Collection of Claims. Reference is made to
Section 311 of the Trust Indenture Act of 1939. For purposes of Section 311(b)
(4) and (6) of such Act, the following terms shall mean:

            (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

            (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

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

                                   ARTICLE 6
                            CONCERNING THE HOLDERS

           SECTION 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

           SECTION 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

           SECTION 6.03. Securities Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

           SECTION 6.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.



                                   ARTICLE 7
                            SUPPLEMENTAL INDENTURES

           SECTION 7.01. Supplemental Indentures Without Consent of Holders. The Company, the Guarantors (if any) and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

            (i)   to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

              (iii) to provide for any supplemental indenture required pursuant to Section 3.15 hereof;

              (iv) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger, consolidation or sale of assets pursuant to Article Eight hereof;

              (v) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any such Holder; or

              (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939.

           Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.04 hereof, the Trustee shall join with the Company and the Guarantors (if any), in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

           SECTION 7.02. With Consent of Holders. Except as provided in the next succeeding paragraphs, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

           Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.04 hereof, the Trustee shall join with the Company and the Guarantors (if any), in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture

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

or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

           It shall not be necessary for the consent of the Holders under this
Section 7.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 4.04 and 4.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

           (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

           (ii) reduce the principal amount of, or premium, if any, or interest on, any Security;

           (iii) reduce any amount payable on redemption of the Securities or upon the occurrence on an Event of Default or reduce the Change of Control Payment or the Excess Proceeds Offer Payment;

           (iv) change the place or currency of payment of principal of, premium, if any, or interest on, any Security;

           (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Security;

           (vi) reduce the above-stated percentage of outstanding Securities the consent of whose Holders is necessary to modify or amend the Indenture;

           (vii) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

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

           (viii) reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

           (ix) modify or change any provision of the Indenture affecting the ranking of the Securities or the Subsidiary Guarantee in a manner adverse to the holders of the Securities; or

           (x) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.

           Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise to any Holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

           SECTION 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

           SECTION 7.04. Documents to Be Given to Trustee; Compliance with TIA. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

           SECTION 7.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any

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

modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.



                                   ARTICLE 8
                    CONSOLIDATION, MERGER OR SALE OF ASSETS

           SECTION 8.01. Consolidation, Merger or Sale of Assets. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person nor permit any Person to merge with or into the Company unless:

              (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under the Indenture;

             (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

             (iii) immediately after giving effect to such transaction on a pro forma basis, but not including the effect of any purchase accounting adjustments, the Company, or any Person becoming the successor obligor of the Securities shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transactions, provided that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company;

             (iv) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Securities could Incur at least $1.00 of Indebtedness under the first

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

           paragraph of Section 3.09; provided that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and

               (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

           SECTION 8.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 8.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

           SECTION 8.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

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

                                   ARTICLE 9
                                 SUBORDINATION

           SECTION 9.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security agrees, any provision of this Indenture or the Securities to the contrary notwithstanding, that all Obligations owed under and in respect of the Securities are subordinated in right of payment, to the extent and in the manner provided in this Article Nine, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of the Company, and that the subordination of the Securities pursuant to this Article Nine is for the benefit of all holders of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or incurred thereafter.

           SECTION 9.02. Liquidation; Dissolution; Bankruptcy. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing on or after, or which would accrue but for, an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders of the Securities or the Trustee on behalf of the Holders of the Securities shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the Securities or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness. However,

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

notwithstanding the foregoing, Holders of Securities may receive securities so long as (i) the Securities are not treated in any case or proceeding or other event described above as part of the same class of claims as the Senior Indebtedness or any class of claims on a parity with or senior to the Senior Indebtedness for any payment or distribution, (ii) such securities are subordinated at least to the same extent as the Securities to Senior Indebtedness of the Company and any securities issued in exchange for such Senior Indebtedness and (iii) such securities are authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law which gives effect to the subordination of the Securities to Senior Indebtedness in a manner and with an effect which would be required if this sentence were not included in this paragraph.

            (b) Notwithstanding anything to the contrary in this Section 9.02, Holders of Securities may continue to receive payments from the trust established pursuant to Section 11.04.

           SECTION 9.03. Default on Designated Senior Indebtedness. No direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations, whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations under or with respect to any Senior Indebtedness of the Company and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated (i) by written notice to the Trustee from such trustee of, or other representatives for, such holders or (ii) by such event of default having been cured or waived or otherwise ceasing to exist or
(iii) by payment in full in cash or cash equivalents of such Designated Senior Indebtedness). Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this

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

purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

           To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

           SECTION 9.04. When Distributions Must Be Paid Over. If the Company shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Securities, or the Holders shall receive from any source any payment on account of the principal of, premium, if any, or interest on, the Securities or any Obligation in respect of the Securities, at a time when such payment is prohibited by this Article Nine, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of the Company's Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all outstanding Senior Indebtedness of the Company until all such Senior Indebtedness has been paid in full in cash or cash equivalents, after giving effect to all other payments or distributions to, or provisions made for, the holders of the Company's Senior Indebtedness.

           With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article Nine, and no implied covenants or obligations with respect to any holders of the Company's Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Company's Senior Indebtedness, and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article Nine, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Article Nine prohibit such payment.

           SECTION 9.05. Notice. Neither the Trustee nor the paying agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or paying agent under this Article Nine unless and until the Trustee or paying agent shall have received written notice thereof from the Company or one or more holders of the Company's Senior Indebtedness or a representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or paying agent shall be entitled to assume conclusively that no such facts exist; provided that if a Responsible Officer of the Trustee shall not have received the notice provided for in this Section 9.05 at least one Business Days prior to the date such payment is due pursuant to the terms hereof, then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to make such payment and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date (it being understood that nothing contained in this Section 9.05 shall limit the rights of the holders of the Company's Senior Indebtedness to recover any payment pursuant to Section 9.04). The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Company's Senior Indebtedness (or a representative thereof) to establish that such notice has been given. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

           The Company shall promptly notify the Trustee and the paying agent in writing of any facts it knows that would cause a payment of principal of, premium, if any, or interest on, the Securities or any other Obligation in respect of the Securities to violate this Article Nine, but failure to give such notice shall not affect

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

the subordination of the Securities to the Senior Indebtedness of the Company provided in this Article Nine or the rights of holders of such Senior Indebtedness under this Article Nine.

           SECTION 9.06. Subrogation. After all Senior Indebtedness of the Company has been paid in full in cash or cash equivalents and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari-passu with the Securities) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness. A distribution made under this Article Nine to holders of the Company's Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on its Senior Indebtedness.

           SECTION 9.07. Relative Rights. This Article Nine defines the relative rights of Holders and holders of the Company's Senior Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the Company's Obligations, which are absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms; (2) affect the relative rights of Holders and the Company's creditors other than their rights in relation to holders of the Company's Senior Indebtedness; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Company's Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

           The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Nine shall not be construed as preventing the occurrence of an Event of Default under Section 4.01.

           SECTION 9.08. The Company and Holders May Not Impair Subordination.
(a) No right of any holder of the Company's Senior Indebtedness to enforce the subordination as provided in this Article Nine shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture or the Securities or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

            (b) Without in any way limiting Section 9.08(a), the holders of any Senior Indebtedness of the Company may, at any time and from time to time to the extent not otherwise prohibited by this Indenture, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the

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

Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following:
(i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Senior Indebtedness, (2) any security for, or any Guarantee of, such Senior Indebtedness, (3) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability incurred in respect of such Senior Indebtedness) (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof;
(iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Company's Senior Indebtedness) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability incurred in respect of such Senior Indebtedness.

            (c) Each Holder by accepting a Security agrees not to compromise, release, forgive or otherwise discharge the Company's Obligations with respect to such Holder's Security unless holders of a majority of the outstanding amount of each class of Senior Indebtedness consent to such compromise, release, forgiveness or discharge.

           SECTION 9.09. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of any of the Company's Senior Indebtedness pursuant to this Article Nine, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a representative of such Senior Indebtedness or a custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount

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

to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article Nine.

           SECTION 9.10. Rights of Trustee and Paying Agent. The Trustee or paying agent may continue to make payments on the Securities unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Securities to violate this Article Nine. Only the Company, a representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no representative may give such notice.

           To the extent permitted by the Trust Indenture Act of 1939, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights.

           Nothing in this Article Nine shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.07.

           SECTION 9.11. Authorization to Effect Subordination. Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Nine, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Security that such Holder holds in the form required in any insolvency or liquidation proceeding and causing such claim to be approved).

           If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Senior Indebtedness of the Company are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

           SECTION 9.12. Payment. A payment on account of or with respect to any Security shall include, without limitation, principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Securities, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Security, or the issuance of any Security, or the transactions contemplated by this Indenture or referred to herein.

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

                                  ARTICLE 10
                           REDEMPTION OF SECURITIES

           SECTION 10.01. Right of Optional Redemption; Prices. (a) On or after ____, 2003, the Company at its option may, at any time, redeem all, or from time to time any part of, the Securities upon payment of the optional redemption prices set forth in the form of Security hereinabove recited, together with accrued and unpaid interest to the date fixed for redemption.

            (b) At any time and from time to time prior to ____, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the proceeds of one or more Public Equity Offerings commenced after the Issue Date, at a redemption price (expressed as a percentage of principal amount) of __% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date); provided that at least $150 million aggregate principal amount of the Securities must remain outstanding after each such redemption; and provided further that any such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

           SECTION 10.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

           The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP or CINS numbers) and shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such

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

Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

           The notice of redemption of Securities to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

           No later than 10:00 a.m. on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 3.04) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

           If less than all the Securities are to be redeemed, the Trustee shall select, either pro rata, by lot or by any other method it shall in its sole discretion deem fair and appropriate, Securities to be redeemed in whole or in part; provided that no Security of $1,000 in principal amount or less shall be redeemed in part. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

           SECTION 10.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.05 and 11.06, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid

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and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant Regular Record Date subject to the terms and provisions of
Section 2.04 hereof.

           If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

           Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

           SECTION 10.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.



                                  ARTICLE 11
                      DEFEASANCE AND COVENANT DEFEASANCE

           SECTION 11.01. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may at its option by a Board Resolution, at any time, elect to have either Section 11.02 or Section 11.03 applied to the outstanding Securities upon compliance with the conditions set forth below in this Article Eleven.

           SECTION 11.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 11.01 hereof of the option applicable to this Section 11.02, the Company shall be deemed to have been discharged from any and all Obligations with respect to all outstanding Securities (and any Guarantor will be discharged from any and all Obligations in respect of its Subsidiary Guarantee) on the date which is

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

the 123rd day after the deposit referred to in Section 11.04(a); provided that all of the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 11.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 11.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 11.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Company's obligations with respect to such Securities under Sections 2.01, 2.02, 2.05, 2.06, 2.07, 2.08, 2.10, 3.01, 3.02, 3.04 and 11.05 hereof,
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section
5.07 hereof, and the Company's obligations in connection therewith and with this Article Eleven. Subject to compliance with this Article Eleven, the Company may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 hereof with respect to the Securities.

           SECTION 11.03. Covenant Defeasance. Upon the Company's exercise under
Section 11.01 hereof of the option applicable to this Section 11.03, the Company shall be released from its obligations under the covenants contained in Sections
3.08 through 3.17 and clauses (iii), (iv) and (v) of Section 8.01 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.01(c) or
(d) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

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

           SECTION 11.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 11.02 or
Section 11.03 hereof to the outstanding Securities:

            (a) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Securities;

            (b) in the case of an election under Section 11.02 hereof, the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Article Eleven and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the date of the Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law;

            (c) in the case of an election under Section 11.03 hereof, the delivery by the Company to the Trustee of (i) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

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

            (d) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound,

            (e) if at such time the Securities are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge,

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Sections 11.02 or 11.03 hereof was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others, and

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section
11.02 or the Covenant Defeasance under Section 11.03 (as the case may be) have been complied with as contemplated by this Section 11.04.

           SECTION 11.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 11.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as paying agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal of, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 11.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

           Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request

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

any money or U.S. Government Obligations held by it as provided in Section 11.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

           SECTION 11.06. Repayment to Company. Any money deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

           SECTION 11.07. Reinstatement. If the Trustee or paying agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 11.02 or 11.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03 hereof until such time as the Trustee or paying agent is permitted to apply all such amounts in accordance with Section 11.02 or 11.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the amounts held by the Trustee or paying agent.

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

                                  ARTICLE 12
                           MISCELLANEOUS PROVISIONS

           SECTION 12.01. Incorporators, Stockholders, Officers, Directors, Employees and Controlling Persons of Company Exempt from Individual Liability. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any Security, or because of the creation of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

           SECTION 12.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Except as set forth in Section 12.09, nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

           SECTION 12.03. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

           SECTION 12.04. Notices and Demands on Company, Trustee and Holders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Ziff- Davis, Inc., One Park Avenue, New York, New York 10016, Attention:
Legal Department, with a copy to the Treasurer. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to

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

have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

           Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

           In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

           SECTION 12.05. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

           Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or

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

condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

           Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

           Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

           Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

           SECTION 12.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

           SECTION 12.07. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

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

           SECTION 12.08. New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes including the obligations of the Company and any Guarantor and the rights of holders of the Securities arising out of or in connection with the Securities, including the obligations of the Company and any Guarantor to pay all principal, interest or other amounts payable under the Indenture and such Security, will be governed by and shall be construed in accordance with the laws of said State, without giving effect to the conflict of laws provisions thereof, except as may otherwise be required by mandatory provisions of law.

           SECTION 12.09. Third Party Beneficiaries. Holders of Senior Indebtedness of the Company are third party beneficiaries of this Indenture, and any of them (or their representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

           SECTION 12.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

           SECTION 12.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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

                                  SIGNATURES

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of May ___, 1998.

                                           ZIFF-DAVIS INC.,
                                            as Issuer


                                           By
                                              ----------------------------------
                                              Title:


                                           THE BANK OF NEW YORK,
                                              as Trustee


                                           By
                                              ----------------------------------
                                              Title:

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